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                                                                    EXHIBIT 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of U.S. Office Products Company of our report dated June 26, 1996 relating to the financial statements of American Loose Leaf/Business Products, Inc. which appear in the Current Reports on Form 8-K, dated July 16, 1996 and September 23, 1996 of U.S. Office Products Company. We also consent to the reference to us under the heading "Experts" in the Registration Statement.


                                          /s/ Swink Fiehler & Hoffman


St. Louis, Missouri
September 27, 1996